As of November 30, 2007

                                 CODE OF ETHICS
                         ULTIMUS FUND DISTRIBUTORS, LLC

      Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") addresses conflicts of interest that arise from personal trading activities of the personnel of a principal underwriter to a registered investment company. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by an investment company. The Rule also requires the principal underwriter to an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions.

      This Code of Ethics has been adopted by the Managing Directors of Ultimus Fund Distributors, LLC (the "Company"). It is based on the principle that the personnel of the Company owe a fiduciary duty to the Funds' shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of the shareholders, (2) taking advantage of their position, and (3) any actual or potential conflicts of interest.

      I. DEFINITIONS. As used in this Code of Ethics, the following terms shall have the following meanings:

      (a) "Access Person" shall mean any director, officer, employee or registered representative of the Company who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Securities.
      (b)   "Beneficial  ownership"  shall  have  the  same  meaning  as in Rule
            16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934. Generally, a person is considered the beneficial owner of Securities if the person has a pecuniary interest in the Securities and includes Securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such Securities benefits substantially equivalent to those of ownership.
      (c)   "Board  of  Directors"  shall  mean  a  board  of  directors  of  an incorporated investment company or a board of trustees of an investment company created as a common-law trust.
      (d) "Fund" shall mean an investment company registered under the 1940 Act for which the Company or an affiliate serves as principal underwriter, administrator, fund accountant or transfer agent.
      (e) "Security" shall have the same meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies (other than exchange traded funds and any Funds listed in "Exhibit A," as amended from time to time); direct obligations of the U.S. Government; banker's acceptances; bank certificates of deposit; commercial paper; and
            high-quality short-term debt instruments, including repurchase agreements.

      (f) A "Security held or to be acquired by the Funds" shall mean (1) any Security which, within the most recent fifteen (15) days, is or has been held by a Fund or is being or has been considered by a Fund or a Fund's investment adviser for purchase by such Fund, or (2) any option to purchase or sell, and any Security convertible into or exchangeable for, any such Security.
      (g) "Transaction" shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell Securities.

      II. PROHIBITION ON CERTAIN ACTIONS. The Company and its affiliated persons shall not, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Funds:

      1.    Employ any device, scheme or artifice to defraud the Funds;
      2. Make any untrue statement of a material fact to the Funds or to omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;
      3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or
      4.    Engage in any manipulative practice with respect to the Funds.

      III. QUARTERLY REPORTING OF SECURITIES TRANSACTIONS.

      (1) On a quarterly basis, each Access Person must report any transaction during such quarter in a Security in which such Access Person has (or by virtue of the transaction acquires) any direct or indirect Beneficial ownership, as well as any broker, dealer or bank account established during the quarter in which securities are held for the direct or indirect benefit of the Access Person. Each Access Person must submit the Quarterly Transaction Report to the Secretary of the Company or his designee (hereafter referred to as "Secretary") NO LATER THAN 10 days after the end of each calendar quarter. A Quarterly Transaction Report Form is included as Exhibit B.

      (2) In the event that no reportable transactions occurred during the quarter and no securities accounts were opened, the Access Person is still required to submit a Quarterly Transaction Report. The Access Person should note on the report that there were no reportable items during the quarter, and return it, signed and dated.

      (3) The Secretary may, in his discretion, allow for a filing extension of up to 30 days after the end of the calendar quarter. An extension may be granted for, but is not limited to, situations where the Access Person is out of the office for an extended period of time due to disability, illness or necessary business travel. In addition, the Secretary may, in his discretion, exempt any part-time employee of the Company from the requirement to file such quarterly reports if such employee's functions are solely and exclusively clerical or ministerial.

      IV. INITIAL AND ANNUAL REPORTING OF HOLDINGS. Each Access Person of the Company shall file with the Secretary, no later than ten (10) days after he or she becomes an Access Person, an initial holdings report listing all Securities beneficially owned by such Access Person as of the date he or she became an Access Person. On an annual basis, each Access Person of the Company shall file with the Secretary a holdings report listing all Securities beneficially owned by such Access Person; such report must be current as of a date no more than thirty (30) days before the report is submitted. Any such initial or annual report shall set forth the following information: (1) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of such Access Person; and (3) the date that the report is submitted by the Access Person.

      V. RECORD OF SECURITIES TRANSACTIONS. Each Access Person is required to direct his/her broker(s) to supply to the Secretary, on a timely basis, duplicate copies of confirmations of all transactions in, and periodic statements for all accounts holding, Securities in which such Access Person has (or by virtue of any transaction acquires) any direct or indirect Beneficial ownership.

      VI. TRANSACTIONS AND HOLDINGS IN THE ULTIMUS FUND SOLUTIONS, LLC RETIREMENT & PROFIT SHARING PLAN. Contributions to the Ultimus Fund Solutions, LLC Retirement & Profit Sharing Plan to purchase shares of the Funds, and holdings of shares of the Funds within such Plan, are not required to be reported under Sections III and IV.

      VII. DISCLAIMER OF BENEFICIAL OWNERSHIP. Any person may include, in any report required under Sections III or IV, a disclaimer as to the beneficial ownership in any securities covered by the report.

      VIII. SANCTIONS. If any person violates any provisions set forth in this Code of Ethics, the Secretary shall impose such sanctions as he deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one's personal account or Securities in that account for a specified time frame.

      IX.  REPORTING  TO BOARD  OF  DIRECTORS.  At least  once  each  year,  the
Secretary shall provide the Board of Directors of each Fund with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and
(2) certifies to the Board of Directors that the Company has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

      X. NOTIFICATION OF REPORTING OBLIGATION. The Secretary shall identify all persons who are required to make the reports required under Sections III and IV and shall inform those persons of their reporting obligation.

      XI. RETENTION OF RECORDS. The Company shall maintain the following records, for the time periods and in the manner set forth below, at its principal place of business:

      1. A copy of this Code of Ethics, and each code of ethics previously in effect for the Company at any time within the past five years, must be maintained in an easily accessible place.
      2. A record of any violation of the Company's code of ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.
      3. A copy of each report required to be made by an Access Person pursuant to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.
      4. A record of all persons, currently or within the past five years, who are or were required to make reports under Sections III and IV, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.
      5. A copy of each report required to be made by the Secretary to the Board of Directors of each Fund pursuant to Section IX must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

                                                   Last updated October 15, 2008

                                    EXHIBIT A

                    REGISTERED OPEN-END INVESTMENT COMPANIES
                SUBJECT TO THE REQUIREMENTS OF THE CODE OF ETHICS

Hussman Investment Trust
      Hussman Strategic Growth Fund
      Hussman Strategic Total Return Fund

Schwartz Investment Trust
      Schwartz Value Fund
      Ave Maria Catholic Values Fund
      Ave Maria Growth Fund
      Ave Maria Opportunity Fund
      Ave Maria Rising Dividend Fund
      Ave Maria Bond Fund

Wells Family of Real Estate Funds
      Wells Dow Jones Wilshire U.S. REIT Index Fund
      Wells Dow Jones Wilshire Global RESI Index Fund

Williamsburg Investment Trust
      FBP Value Fund
      FBP Balanced Fund
      The Jamestown Balanced Fund
      The Jamestown Equity Fund
      The Jamestown Select Fund
      The Jamestown International Equity Fund
      The Jamestown Tax Exempt Virginia Fund
      The Davenport Core Fund
      The Government Street Equity Fund
      The Government Street Mid-Cap Fund
      The Alabama Tax Free Bond Fund

New Century Portfolios
      New Century Capital Portfolio
      New Century Balanced Portfolio
      New Century Opportunistic Portfolio
      New Century International Portfolio
      New Century Alternative Strategies Portfolio

TFS Capital Investment Trust
      TFS Market Neutral Fund
      TFS Small Cap Fund

Profit Funds Investment Trust
      The Profit Fund

The GKM Funds
      GKM Growth Fund

First Pacific Mutual Fund, Inc.
      Hawaii Municipal Fund

Oak Value Trust
      Oak Value Fund

Veracity Funds
      Veracity Small Cap Value Fund

The Cutler Trust
      Cutler Equity Fund

The Berwyn Funds
      Berwyn Fund
      Berwyn Income Fund
      Berwyn Cornerstone Fund

The Destination Funds
      Destination Select Equity Fund

Church Capital Investment Trust
      Church Capital Value Trust

Surgeons Diversified Investment Fund
      Surgeons Diversified Investment Fund

CM Advisers Family of Funds
      CM Advisers Fund
      CM Advisers Fixed Income Fund

Centurion Investment Trust
      Centurion Christian Values Fund

Monteagle Funds
      Monteagle Fixed Income Fund
      Monteagle Quality Growth Fund
      Monteagle Large Cap Growth Fund
      Monteagle Select Value Fund
      Monteagle Value Fund
      Monteagle Informed Investor Growth Fund

PMFM Investment Trust
      PMFM Managed Portfolio Trust
      PMFM Core Advantage Portfolio Trust

Piedmont Investment Trust
      Piedmont Select Equity Fund

Gardner Lewis Investment Trust
      The Chesapeake Core Growth Fund
      The Chesapeake Growth Fund

ISI Funds
      ISI Strategy Fund, Inc.
      Managed Municipal Fund, Inc.
      North American Government Bond Fund, Inc.
      Total Return US Treasury Fund, Inc.

The RAM Funds
      The Ram Capital Appreciation Fund

                                    EXHIBIT B

                     PERSONAL SECURITIES TRANSACTION REPORT


____________________________________        ____________________________________
Name (please print)                         Quarter Ending

INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word "NONE" must appear. This form must be returned within 10 calendar days after the close of each quarter.

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               Purchase/
                 Sale        Number of Shares/
    Date         Other       Principal Amount      Title of Security        Price       Broker/Dealer/Bank
-------------------------------------------------------------------------------------------------------------

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

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

-------------------------------------------------------------------------------------------------------------
        Account Registration                  Broker/Dealer/Bank            Account No.    Date Established
-------------------------------------------------------------------------------------------------------------

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

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest.

____________________________________        ____________________________________
Signature of Access Person                  Approved

____________________________________        ____________________________________
Date of Filing                              Date Approved